Exhibit 99.1

NEWS RELEASE

Contact: April Harper Director, Marketing & Communications Phone (610) 251-1000 aharper@triumphgroup.com	Thomas A. Quigley, III VP, Investor Relations, Mergers & Acquisition and Treasurer Phone (610) 251-1000 tquigley@triumphgroup.com

TRIUMPH REPORTS FOUTH QUARTER FISCAL 2023 RESULTS

PROVIDES FISCAL YEAR 2024 GUIDANCE

RADNOR, Pa. – May 17, 2023 – Triumph Group, Inc. (NYSE: TGI) ("TRIUMPH" or the “Company”) today reported financial results for its fourth quarter and fiscal 2023, which ended March 31, 2023.

Fourth Quarter Fiscal 2023

•
Net sales of $393.3 million
•
Operating income of $56.2 million with operating margin of 14%; adjusted operating income of $59.9 million with adjusted operating margin of 15%
•
Net loss of ($17.5) million, or ($0.27) per share; adjusted net income of $34.5 million, or $0.39 per diluted share
•
Adjusted EBITDAP of $68.1 million with Adjusted EBITDAP margin of 17.3%
•
Cash flow generated from operations of $60.0 million; free cash flow of $51.8 million

Fiscal 2023

•
Net sales of $1.38 billion
•
Operating income of $238.1 million with operating margin of 17%, including $101.5 million gain on sale from our Stuart, Florida business; adjusted operating income of $158.7 million with adjusted operating margin of 11%
•
Net income of $89.6 million, or $1.20 per diluted share; adjusted net income of $55.4 million, or $0.77 per diluted share
•
Adjusted EBITDAP of $195.7 million with Adjusted EBITDAP margin of 14.0%
•
Cash flow used in operations of ($52.3) million; free cash use of ($72.9) million
•
Proactively addressed near term maturities through new $1.2 billion first lien secured financing

Fiscal 2024 Guidance

•
Net sales of $1.39 billion to $1.43 billion, reflecting 7 - 10% organic growth
•
Operating income of $165.0 million to $180.0 million, reflecting operating income margin of 12 - 16%
•
Adjusted EBITDAP of $210.0 million to $225.0 million, reflecting Adjusted EBITDAP margin of 15 - 16%
•
Cash flow from operations of $60.0 million to $80.0 million; free cash flow of $35.0 million to $50.0 million

“TRIUMPH ended our fiscal year 2023 on an upswing and exceeded both our Net Sales and our adjusted earnings per share guidance and successfully extending our debt maturities to enhance liquidity and financial flexibility," said Dan Crowley, TRIUMPH’s chairman, president, and chief executive officer. “As our markets improve, we generated

21% organic sales growth from continuing operations in the quarter as a result of increasing commercial OEM production rates, accelerating MRO demand, and recovering military volumes. In addition, we delivered strong cash generation for the quarter and improved profitability on a year over year basis as supply chain constraints eased.”

Mr. Crowley continued, "As a result of our healthy backlog and recent wins, we anticipate organic growth of 7 - 10% as well as continued margin expansion and positive free cash flow generation in fiscal 2024. We will also maintain our focus on deleveraging and optimizing our capital structure over time. As we execute on our financial and operational goals, TRIUMPH remains on track to deliver profitable growth and enhance shareholder value.”

Fourth Quarter and Full Year Fiscal 2023 Overview

	Three Months Ended March 31,		Year Ended March 31,
($ in millions)	2023	2022	2023	2022
Commercial OEM	$140.7	$165.0	$543.5	$645.9
Military OEM	80.1	74.7	261.1	292.4
Total OEM Revenue	220.8	239.7	804.6	938.3

Commercial Aftermarket	95.6	65.6	325.5	245.0
Military Aftermarket	63.9	54.6	213.0	224.4
Total Aftermarket Revenue	159.5	120.2	538.5	469.4

Non-Aviation Revenue	12.3	24.5	33.6	46.4
Amortization of acquired contract liabilities	0.7	2.2	2.5	5.9
Total Net Sales*	$393.3	$386.7	$1,379.1	$1,459.9
* Differences due to rounding
Note> Aftermarket sales include both repair & overhaul services and spare parts sales.

Excluding impacts from divestitures and exited or sunsetting programs, fiscal year organic Commercial OEM sales increased $104.5 million, or 28.7% with over half the improvement driven by increased production volumes on the Boeing 737 program, as well as an increases across other commercial fixed wing and rotorcraft programs and an intellectual property transaction.

Military OEM sales decreased $31.3 million, or (10.7)% primarily due to divestitures, as well as lower sales related to the E2-D and AH-64 programs. The decreased sales were partially offset by increased sales related to the CH-53K, and CH-47 programs.

Commercial Aftermarket sales increased $80.6 million, or 32.9%. Excluding impacts from divestitures, organic Commercial Aftermarket sales increased $86.9 million, or 36.8%, driven by the recovery in overall air travel metrics and including increased sales primarily across Boeing 737 commercial platform fleets.

Military aftermarket sales increased $9.3 million, or 17.1% for the fourth quarter of fiscal 2023 relative to the prior year, partially reversing the headwinds experienced in this end market from earlier in the fiscal year.

Increased aftermarket sales improved margins in both the fourth quarter and full fiscal year.

Fourth quarter operating income of $56.2 million includes $2.1 million of restructuring costs and $1.6 million reduction of prior period gain on sale assets and businesses. Net loss for the fourth quarter of 2023 was ($17.5) million or $(0.27) per share and includes $31.6 million in debt extinguishment costs associated with our recent refinancing, $14.6 million in pension settlement charges associated with a multi-employer plan obligation and $2.1 for warrant related items.

TRIUMPH’s results included the following:

($ millions except EPS)	Pre-tax	After-tax	Diluted EPS
Loss from Continuing Operations - GAAP	$(15.4)	$(17.5)	$(0.27)
Adjustments
Warrant related items	2.1	2.1	0.09
Loss on sale of assets and businesses, net	1.6	1.6	0.02
Restructuring costs	2.1	2.1	0.02
Debt extinguishment losses	31.6	31.6	0.36
Spokane withdrawal liability	14.6	14.6	0.17
Adjusted Income from Continuing Operations - non-GAAP	$36.7	$34.6	$0.39

The number of shares used in computing adjusted diluted earnings per share for the fourth quarter of 2023 was 87.9 million.

Backlog, which represents the next 24 months of actual purchase orders with firm delivery dates or contract requirements, was $1.58 billion, up 11% from prior fiscal year end, after adjusting for the impact of the Stuart divestiture. This increase was primarily on commercial narrow body platforms.

For the fourth quarter of fiscal 2023, cash flow provided by operations was $60.0 million.

Outlook

The Company expects net sales for fiscal 2024 will be $1.39 billion to $1.43 billion, reflecting an organic growth rate of 7% - 10%, after excluding approximately $77.9 million in fiscal 2023 revenues from exited businesses.

The Company expects fiscal 2024 operating income of $165.0 million to $180.0 million, and Adjusted EBITDAP of $210.0 million to $225.0 million.

The Company expects fiscal 2024 cash flow from operations of $60.0 million to $80.0 million and approximately $25.0 million to $30.0 million for capital expenditures, resulting in expected free cash flow of $35.0 million to $50.0 million.

Conference Call

TRIUMPH will hold a conference call today, May 17th, at 8:30 a.m. (ET) to discuss the fourth quarter of fiscal 2023 results. The conference call will be available live and archived on the Company’s website at http://www.triumphgroup.com. A slide presentation will be included with the audio portion of the webcast, and the presentation has been posted on the Company’s website at http://ir.triumphgroup.com/QuarterlyResults. An audio replay will be available from May 17th to May 24th by calling (877) 344-7529 (Domestic) or (412) 317-0088 (International), passcode #2434836.

About TRIUMPH

TRIUMPH, headquartered in Radnor, Pennsylvania, designs, engineers, manufactures, repairs and overhauls a broad portfolio of aerospace and defense systems and components. The company serves the global aviation industry, including original equipment manufacturers and the full spectrum of military and commercial aircraft operators.

More information about TRIUMPH can be found on the Company’s website at www.triumphgroup.com.

Forward Looking Statements

Statements in this release which are not historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, including statements of expectations of or assumptions about financial and operational performance, revenues, earnings per share, cash flow or use, cost savings and operational efficiencies and organizational restructurings. All forward-looking statements involve risks and uncertainties which could affect the Company’s actual results and could cause its actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company. Further information regarding the important factors that could cause actual results to differ from projected results can be found in Triumph Group’s reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2022.

FINANCIAL DATA (UNAUDITED) ON FOLLOWING PAGES

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(in thousands, except per share data)

	Three Months Ended		Year Ended
	March 31,		March 31,
CONDENSED STATEMENTS OF OPERATIONS	2023	2022	2023	2022
Net sales	$393,289	$386,651	$1,379,128	$1,459,942
Cost of sales (excluding depreciation shown below)	270,936	284,722	991,599	1,073,063
Selling, general & administrative	53,998	49,295	210,430	202,070
Depreciation & amortization	8,466	9,600	35,581	49,635
Impairment of long-lived assets and goodwill	—	2,308	—	2,308
Restructuring costs	2,098	6,264	4,949	19,295
Loss (gain) on sale of assets and businesses, net	1,640	(4,335)	(101,523)	9,294
Operating income	56,151	38,797	238,092	104,277
Interest expense and other, net	36,988	30,801	137,714	135,861
Debt extinguishment loss	31,603	—	33,044	11,624
Warrant remeasurement gain	(3,146)	—	(8,683)	—
Non-service defined benefit expense (income)	6,061	17,754	(19,664)	(5,373)
Income tax expense	2,188	817	6,088	4,923
Net (loss) income	$(17,543)	$(10,575)	$89,593	$(42,758)
(Loss) earnings per share - basic:
Net (loss) income	$(0.27)	$(0.16)	$1.38	$(0.66)
Weighted average common shares outstanding - basic	65,189	64,640	65,021	64,538
(Loss) earnings per share - diluted:
Net (loss) income	$(0.27)	$(0.16)	$1.20	$(0.66)
Weighted average common shares outstanding - diluted	65,189	64,640	71,721	64,538

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands, except share data)

BALANCE SHEETS	Unaudited March 31, 2023	Audited March 31, 2022
Assets
Cash and cash equivalents	$227,403	$240,878
Accounts receivable, net	196,775	178,663
Contract assets	103,027	101,828
Inventory, net	389,245	361,692
Prepaid and other current assets	17,062	19,903
Assets held for sale	—	60,104
Current assets	933,512	963,068
Property and equipment, net	166,800	169,050
Goodwill	509,449	513,722
Intangible assets, net	73,898	84,850
Other, net	31,185	30,476
Total assets	$1,714,844	$1,761,166
Liabilities & Stockholders' Deficit
Current portion of long-term debt	$3,162	$3,268
Accounts payable	197,932	161,534
Contract liabilities	44,482	171,763
Accrued expenses	151,348	208,059
Liabilities related to assets held for sale	—	57,519
Current liabilities	396,924	602,143
Long-term debt, less current portion	1,688,620	1,586,222
Accrued pension and post-retirement benefits, noncurrent	359,375	301,303
Deferred income taxes, noncurrent	7,268	7,213
Other noncurrent liabilities	60,053	51,708
Stockholders' Deficit:
Common stock, $.001 par value, 100,000,000 shares authorized, 65,432,589 and 64,629,279 shares issued	65	64
Capital in excess of par value	964,741	973,112
Treasury stock, at cost, 0 and 14,897 shares	—	(96)
Accumulated other comprehensive loss	(554,646)	(463,354)
Accumulated deficit	(1,207,556)	(1,297,149)
Total stockholders' deficit	(797,396)	(787,423)
Total liabilities and stockholders' deficit	$1,714,844	$1,761,166

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands, except share data)

	Fiscal Year Ended March 31
	2023	2022
Operating Activities
Net income (loss)	$89,593	$(42,758)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	35,575	49,635
Impairment of long-lived assets	—	2,308
Amortization of acquired contract liability	(2,500)	(5,871)
(Gain) loss on sale of assets and businesses	(101,523)	9,294
Curtailments, settlements, withdrawals, and special termination benefits loss, net	14,644	52,005
Gain on debt redemption of 2024 Second Lien Notes	(24,944)	—
Other amortization included in interest expense	12,872	9,047
Provision for credit losses	1,594	452
Provision (benefit) for deferred income taxes	14	25
Warrants remeasurement gain	(9,796)	—
Share-based compensation	8,913	9,782
Changes in other assets and liabilities, excluding the effects of acquisitions and divestitures:
Trade and other receivables	(26,433)	2,822
Contract assets	(9,055)	702
Inventories	(28,187)	25,642
Prepaid expenses and other current assets	1,970	(1,122)
Accounts payable, accrued expenses, and contract liabilities	15,368	(189,412)
Accrued pension and other postretirement benefits	(32,562)	(58,597)
Other, net	2,206	(970)
Net cash used in operating activities	(52,251)	(137,016)
Investing Activities
Capital expenditures	(20,676)	(19,660)
(Payments on) proceeds from sale of assets and businesses	(6,220)	224,518
Investment in joint venture	(272)	(2,101)
Purchase of facility related to divested businesses	—	(21,550)
Net cash (used in) provided by investing activities	(27,168)	181,207
Financing Activities
Net increase in revolving credit facility	—	—
Proceeds from issuance of long-term debt	1,235,000	107
Retirement of debt and finance lease obligations	(1,101,520)	(380,009)
Payment of deferred financing costs	(17,097)	(400)
Proceeds on issuance of common stock, net of issuance costs	4,090	—
Premium on redemption of Senior Notes	(51,138)	(9,108)
Repurchase of shares for share-based compensation minimum tax obligation	(3,547)	(3,249)
Net cash provided by (used in) financing activities	65,788	(392,659)
Effect of exchange rate changes on cash	156	(536)
Net change in cash and cash equivalents	(13,475)	(349,004)
Cash and cash equivalents at beginning of period	240,878	589,882
Cash and cash equivalents at end of period	$227,403	$240,878

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

	Three Months Ended		Year Ended
	March 31,		March 31,
SEGMENT DATA	2023	2022	2023	2022
Net sales:
Systems & Support	$353,414	$286,969	$1,167,533	$1,030,444
Interiors (formerly Aerospace Structures)	39,878	99,684	211,647	429,547
Elimination of inter-segment sales	(3)	(2)	(52)	(49)
	$393,289	$386,651	$1,379,128	$1,459,942
Operating income:
Systems & Support	$71,306	$49,237	$190,863	$163,450
Interiors (formerly Aerospace Structures)	2,424	2,666	11,069	13,982
Corporate	(15,086)	(10,988)	45,073	(63,373)
Share-based compensation expense	(2,493)	(2,118)	(8,913)	(9,782)
	$56,151	$38,797	$238,092	$104,277
Operating margin %
Systems & Support	20.2%	17.2%	16.3%	15.9%
Interiors (formerly Aerospace Structures)	6.1%	2.7%	5.2%	3.3%
Consolidated	14.3%	10.0%	17.3%	7.1%

Depreciation and amortization^:
Systems & Support	$7,334	$7,699	$29,781	$32,464
Interiors (formerly Aerospace Structures)	624	3,556	3,683	16,234
Corporate	508	653	2,117	3,245
	$8,466	$11,908	$35,581	$51,943
Amortization of acquired contract liabilities:
Systems & Support	$(668)	$(2,226)	$(2,500)	$(5,859)
Interiors (formerly Aerospace Structures)	—	—	—	(12)
	$(668)	$(2,226)	$(2,500)	$(5,871)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

Non-GAAP Financial Measure Disclosures

We prepare and publicly release annual audited and quarterly unaudited financial statements prepared in accordance with U.S. GAAP. In accordance with Securities and Exchange Commission (the "SEC") rules, we also disclose and discuss certain non-GAAP financial measures in our public filings and earning releases. Currently, the non-GAAP financial measures that we disclose are Adjusted EBITDA, which is our net income (loss) before interest and gains or losses on debt extinguishment, income taxes, amortization of acquired contract liabilities, consideration payable to customer related to divestitures, legal judgments and settlements, gains/loss on divestitures, gains/losses on warrant remeasurements and warrant-related transaction costs, share-based compensation expense, depreciation and amortization (including impairment of long-lived assets), other non-recurring impairments, and the effects of certain pension charges such as curtailments, settlements, withdrawals, and other early retirement incentives; and Adjusted EBITDAP, which is Adjusted EBITDA, before pension expense or benefit (excluding pension charges already adjusted in Adjusted EBITDA). We disclose Adjusted EBITDA on a consolidated and Adjusted EBITDAP on a consolidated and a reportable segment basis in our earnings releases, investor conference calls and filings with the SEC. The non-GAAP financial measures that we use may not be comparable to similarly titled measures reported by other companies. Also, in the future, we may disclose different non-GAAP financial measures in order to help our investors more meaningfully evaluate and compare our future results of operations with our previously reported results of operations.

We view Adjusted EBITDA and Adjusted EBITDAP as operating performance measures and, as such, we believe that the U.S. GAAP financial measure most directly comparable to such measures is net income (loss). In calculating Adjusted EBITDA and Adjusted EBITDAP, we exclude from net income (loss) the financial items that we believe should be separately identified to provide additional analysis of the financial components of the day-to-day operation of our business. We have outlined below the type and scope of these exclusions and the material limitations on the use of these non-GAAP financial measures as a result of these exclusions. Adjusted EBITDA and Adjusted EBITDAP are not measurements of financial performance under U.S. GAAP and should not be considered as a measure of liquidity, as an alternative to net income (loss), or as an indicator of any other measure of performance derived in accordance with U.S. GAAP. Investors and potential investors in our securities should not rely on Adjusted EBITDA or Adjusted EBITDAP as a substitute for any U.S. GAAP financial measure, including net income (loss). In addition, we urge investors and potential investors in our securities to carefully review the reconciliation of Adjusted EBITDA and Adjusted EBITDAP to net income (loss) set forth below, in our earnings releases, and in other filings with the SEC and to carefully review the U.S. GAAP financial information included as part of our Quarterly Reports on Form 10-Q and our Annual Reports on Form 10-K that are filed with the SEC, as well as our quarterly earnings releases, and compare the U.S. GAAP financial information with our Adjusted EBITDA and Adjusted EBITDAP.

Adjusted EBITDA and Adjusted EBITDAP are used by management to internally measure our operating and management performance and by investors as a supplemental financial measure to evaluate the performance of our business that, when viewed with our U.S. GAAP results and the accompanying reconciliation, we believe provides additional information that is useful to gain an understanding of the factors and trends affecting our business. We have spent more than 20 years expanding our product and service capabilities, partially through acquisitions of complementary businesses. Due to the expansion of our operations, which included acquisitions, our net income (loss) has included significant charges for depreciation and amortization. Adjusted EBITDA and Adjusted EBITDAP exclude these charges and provide meaningful information about the operating performance of our business, apart from charges for depreciation and amortization. We believe the disclosure of Adjusted EBITDA and Adjusted EBITDAP helps investors meaningfully evaluate and compare our performance from quarter to quarter and from year to year. We also believe Adjusted EBITDA and Adjusted EBITDAP are measures of our ongoing operating performance because the isolation of noncash charges, such as depreciation and amortization, and nonoperating items, such as interest, income taxes, pension and other postretirement benefits, provides additional information about our cost structure and, over time, helps track our operating progress. In addition, investors, securities analysts, and others have regularly relied on Adjusted EBITDA and Adjusted EBITDAP to provide financial measures by which to compare our operating performance against that of other companies in our industry.

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

Set forth below are descriptions of the financial items that have been excluded from our net income to calculate Adjusted EBITDA and Adjusted EBITDAP and the material limitations associated with using these non-GAAP financial measures as compared with net income from continuing operations:

•
Gains or losses from sale of assets and businesses may be useful for investors to consider because they reflect gains or losses from sale of operating units or other assets. We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations.
•
Warrants remeasurement gains or losses and warrant-related transaction costs may be useful for investors to consider because they reflect the mark-to-market changes in the fair value of our warrants and the costs associated with warrants issuance or settlement. We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations.
•
Consideration payable to a customer related to a divestiture may be useful for investors to consider because it reflects consideration paid to facilitate the ultimate sale of operating units. We do not believe these charges necessarily reflect the current and ongoing cash earnings related to our operations.
•
Legal judgments and settlements, when applicable, may be useful for investors to consider because it reflects gains or losses from disputes with third parties. We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations.
•
Non-service defined benefit income or expense from our pension and other postretirement benefit plans (inclusive of certain pension related transactions such as curtailments, settlements, withdrawal, and early retirement or other incentives) may be useful for investors to consider because they represent the cost of postretirement benefits to plan participants, net of the assumption of returns on the plan's assets and are not indicative of the cash paid for such benefits. We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations.
•
Amortization of acquired contract liabilities may be useful for investors to consider because it represents the noncash earnings on the fair value of off-market contracts acquired through acquisitions. We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations.
•
Amortization expense and nonrecurring asset impairments (including goodwill, intangible asset impairments, and nonrecurring rotable inventory impairments) may be useful for investors to consider because it represents the estimated attrition of our acquired customer base and the diminishing value of trade names, product rights, licenses, or, in the case of goodwill, other assets that are not individually identified and separately recognized under U.S. GAAP, or, in the case of nonrecurring asset impairments, the impact of unusual and nonrecurring events affecting the estimated recoverability of existing assets. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.
•
Depreciation may be useful for investors to consider because it generally represents the wear and tear on our property and equipment used in our operations. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.
•
Share-based compensation may be useful for investors to consider because it represents a portion of the total compensation to management and the board of directors. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.
•
The amount of interest expense and other, as well as debt extinguishment gains or losses, we incur may be useful for investors to consider and may result in current cash inflows or outflows. However, we do not consider the amount of interest expense and other and debt extinguishment gains or losses to be a representative component of the day-to-day operating performance of our business.
•
Income tax expense may be useful for investors to consider because it generally represents the taxes which may be payable for the period and the change in deferred income taxes during the period and may reduce the amount of funds otherwise available for use in our business. However, we do not consider the amount of income tax expense to be a representative component of the day-to-day operating performance of our business.

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

Management compensates for the above-described limitations of using non-GAAP measures by using a non-GAAP measure only to supplement our GAAP results and to provide additional information that is useful to gain an understanding of the factors and trends affecting our business.

The following table shows our Adjusted EBITDA and Adjusted EBITDAP reconciled to our net income for the indicated periods (in thousands):

	Three Months Ended		Year Ended
	March 31,		March 31,
Adjusted Earnings before Interest, Taxes, Depreciation, Amortization, and Pension (Adjusted EBITDAP):	2023	2022	2023	2022
Net (loss) income	$(17,543)	$(10,575)	$89,593	$(42,758)
Add-back:
Income tax expense	2,188	817	6,088	4,923
Interest expense and other, net	36,988	30,801	137,714	135,861
Debt extinguishment loss	31,603	—	33,044	11,624
Warrant remeasurement gain	(3,146)	—	(8,683)	—
Pension charges	14,644	31,959	14,644	52,005
Consideration Payable to customer related to divestiture	—	—	17,185	—
Loss (gain) on sales of assets and businesses, net	1,640	(4,335)	(101,523)	9,294
Share-based compensation	2,493	2,118	8,913	9,782
Amortization of acquired contract liabilities	(668)	(2,226)	(2,500)	(5,871)
Depreciation and amortization	8,466	11,908	35,581	51,943
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$76,665	$60,467	$230,056	$226,803
Non-service defined benefit income (excluding settlements)	(8,583)	(14,205)	(34,308)	(57,378)
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$68,082	$46,262	$195,748	$169,425
Net sales	$393,289	$386,651	$1,379,128	$1,459,942
Net income margin	(4.5%)	(2.7%)	6.5%	(2.9%)
Adjusted EBITDAP margin	17.3%	12.0%	14.0%	11.7%

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

	Three Months Ended March 31, 2023
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation, Amortization, and Pension (EBITDAP):	Total	Systems & Support	Interiors#	Corporate/ Eliminations*
Net loss	$(17,543)
Add-back:
Non-service defined benefit expense	6,061
Income tax expense	2,188
Warrant remeasurement gain	(3,146)
Debt extinguishment loss	31,603
Interest expense and other, net	36,988
Operating income (loss)	$56,151	$71,306	$2,424	$(17,579)
Loss on sales of assets & businesses, net	1,640	—	—	1,640
Share-based compensation	2,493	—	—	2,493
Amortization of acquired contract liabilities	(668)	(668)	—	—
Depreciation and amortization	8,466	7,334	624	508
Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$68,082	$77,972	$3,048	$(12,938)
Net sales	$393,289	$353,414	$39,878	$(3)
Adjusted EBITDAP margin	17.3%	22.1%	7.6%	n/a

	Year Ended March 31, 2023
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation, Amortization, and Pension (EBITDAP):	Total	Systems & Support	Interiors#	Corporate/ Eliminations*
Net income	$89,593
Add-back:
Non-service defined benefit income	(19,664)
Income tax expense	6,088
Warrant remeasurement gain, net	(8,683)
Debt extinguishment loss	33,044
Interest expense and other, net	137,714
Operating income	$238,092	$190,863	$11,069	$36,160
Gain on sales of assets & businesses, net	(101,523)	—	—	(101,523)
Consideration payable to customer related to divestiture	17,185	—	17,185	—
Share-based compensation	8,913	—	—	8,913
Amortization of acquired contract liabilities	(2,500)	(2,500)	—	—
Depreciation and amortization	35,581	29,781	3,683	2,117
Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$195,748	$218,144	$31,937	$(54,333)
Net sales	$1,379,128	$1,167,533	$211,647	$(52)
Adjusted EBITDAP margin	14.0%	18.7%	14.0%	n/a

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Three Months Ended March 31, 2022
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation, Amortization, and Pension (EBITDAP):	Total	Systems & Support	Interiors#	Corporate/ Eliminations*
Net loss	$(10,575)
Add-back:
Non-service defined benefit expense	17,754
Income tax expense	817
Interest expense and other, net	30,801
Operating income (loss)	$38,797	$49,237	$2,666	$(13,106)
Gain on sales of assets & businesses, net	(4,335)	—	—	(4,335)
Share-based compensation	2,118	—	—	2,118
Amortization of acquired contract liabilities	(2,226)	(2,226)	—	—
Depreciation and amortization	11,908	7,699	3,556	653
Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$46,262	$54,710	$6,222	$(14,670)
Net sales	$386,651	$286,969	$99,684	$(2)
Adjusted EBITDAP margin	12.0%	19.2%	6.2%	n/a

	Year Ended March 31, 2022
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation, Amortization, and Pension (EBITDAP):	Total	Systems & Support	Interiors#	Corporate/ Eliminations*
Net loss	$(42,758)
Add-back:
Non-service defined benefit income	(5,373)
Income tax expense	4,923
Debt extinguishment loss	11,624
Interest expense and other, net	135,861
Operating income (loss)	$104,277	$163,450	$13,982	$(73,155)
Loss on sales of assets & businesses, net	9,294	—	—	9,294
Share-based compensation	9,782	—	—	9,782
Amortization of acquired contract liabilities	(5,871)	(5,859)	(12)	—
Depreciation and amortization	51,943	32,464	16,234	3,245
Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$169,425	$190,055	$30,204	$(50,834)
Net sales	$1,459,942	$1,030,444	$429,547	$(49)
Adjusted EBITDAP margin	11.7%	18.5%	7.0%	n/a

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

Adjusted income from continuing operations, before income taxes, adjusted income from continuing operations and adjusted income from continuing operations per diluted share, before non-recurring costs have been provided for consistency and comparability. These measures should not be considered in isolation or as alternatives to income from continuing operations before income taxes, income from continuing operations and income from continuing operations per diluted share presented in accordance with GAAP. The following tables reconcile income from continuing operations before income taxes, income from continuing operations, and income from continuing operations per diluted share, before non-recurring costs.

	Three Months Ended March 31, 2023
	Pre-Tax	After-Tax	Diluted EPS
Loss from continuing operations - GAAP	$(15,355)	$(17,543)	$(0.27)
Adjustments:
Warrant related items	2,083	2,083	0.09
Loss on sale of assets and businesses, net	1,640	1,640	0.02
Restructuring costs	2,098	2,098	0.02
Debt extinguishment loss	31,603	31,603	0.36
Spokane pension withdrawal	14,644	14,644	0.17
Adjusted income from continuing operations - non-GAAP	$36,713	$34,525	$0.39

	Year Ended March 31, 2023
	Pre-Tax	After-Tax	Diluted EPS
Income from continuing operations - GAAP	$95,681	$89,593
GAAP EPS Numerator Adjustments:
Warrant related items	$(3,626)	$(3,626)

GAAP EPS Numerator:	$92,055	$85,967	$1.20
Adjustments:
Gain on sale of assets and businesses, net	(101,523)	(101,523)	(1.42)
Restructuring costs	4,949	4,949	0.07
Consideration payable to customer related to divestiture^	17,185	17,185	0.24
Debt extinguishment loss	33,044	33,044	0.46
Spokane pension withdrawal	14,644	14,644	0.20
Warrant issuance costs	1,113	1,113	0.02
Adjusted income from continuing operations - non-GAAP*	$61,467	$55,379	$0.77

	Three Months Ended March 31, 2022
	Pre-Tax	After-Tax	Diluted EPS
Loss from continuing operations - GAAP	$(9,758)	$(10,575)	$(0.16)
Adjustments:
Gain on sale of assets and businesses, net	(4,335)	(4,335)	(0.07)
Restructuring costs (cash based)	6,264	6,264	0.10
Restructuring costs (non-cash - long-lived asset impairment)	2,308	2,308	0.04
Pension charges	31,959	31,959	0.49
Adjusted income from continuing operations - non-GAAP*	$26,438	$25,621	0.39

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

	Year Ended March 31, 2022
	Pre-Tax	After-Tax	Diluted EPS
Loss from continuing operations - GAAP	$(37,835)	$(42,758)	$(0.66)
Adjustments:
Loss on sale of assets and businesses, net	9,294	9,294	0.14
Restructuring costs (cash based)	19,295	19,295	0.30
Restructuring costs (non-cash - long-lived asset impairment)	2,308	2,308	0.04
Pension charges	52,005	52,005	0.80
Debt extinguishment loss	11,624	11,624	0.18
Adjusted income from continuing operations - non-GAAP*	$56,691	$51,768	$0.79

Non-GAAP Financial Measure Disclosures (continued)

Adjusted Operating Income is defined as GAAP Operating Income, less expenses/gains associated with the Company's transformation, such as restructuring expenses, gains/losses on divestitures, impairments of goodwill and other assets. Management believes that this is useful in evaluating operating performance, but this measure should not be used in isolation. The following table reconciles our Operating income to Adjusted Operating income as noted above.

	Three Months Ended March 31,		Year Ended March 31,
	2023	2022	2023	2022
Operating income - GAAP	$56,151	$38,797	$238,092	$104,277
Adjustments:
Loss (gain) on sale of assets and businesses, net	1,640	(4,335)	(101,523)	9,294
Restructuring costs (cash based)	2,098	6,264	4,949	19,295
Restructuring costs (non-cash - long-lived asset impairment)	—	2,308	—	2,308
Consideration payable to customer related to divestiture	—	—	17,185	—
Adjusted operating income - non-GAAP	$59,889	$43,034	$158,703	$135,174

Fiscal 2024
($ in millions)	Guidance
Operating Income	$165.0 - $180.0
Adjustments:
Depreciation & Amortization	$38.0
Amortization of acquired contract liabilities	($3.0)
Share-based compensation	$10.0
Adjusted EBITDAP - non-GAAP	$210.0 - $225.0

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

Cash provided by operations, is provided for consistency and comparability. We also use free cash flow as a key factor in planning for and consideration of strategic acquisitions and the repayment of debt. This measure should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating results presented in accordance with GAAP. The following table reconciles cash provided by operations to free cash flow.

	Three Months Ended March 31,		Fiscal Year Ended March 31,		Fiscal 2024 Guidance
$ in millions	2023	2022	2023	2022
Cash used in operating activities	$60.0	$33.0	$(52.3)	$(137.0)	$ 60.0 - $ 80.0
Less:
Capital expenditures	(8.3)	(3.9)	(20.7)	(19.7)	$ (25.0) - $ (30.0)
Free cash use	$51.8	$29.1	$(72.9)	$(156.7)	$ 35.0 - $ 50.0